Exhibit 10.4
ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Agreement”) is made as of July _15__, 2018 (the “Effective Date”), by and among Caesars Entertainment Corporation, a Delaware corporation (“CEC”), Caesars Resort Collection, LLC, a Delaware limited liability company (“CRC”), Clairvest GP Manageco Inc. (“Sellers Representative”) and Centaur Holdings, LLC, a Delaware limited liability company (“Holdings”). Each of CEC, CRC, Sellers Representative and Holdings is sometimes referred to in this Agreement as a “Party” and collectively, they are sometimes referred to as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the UPA (as defined below).
RECITALS
A.CEC has entered into that certain Unit Purchase Agreement, dated as of November 16, 2017 (as may be amended from time to time, the “UPA”), by and among Holdings, the Persons listed on Schedule 1 thereto, CEC, and, solely in its capacity as “Sellers Representative” thereunder, Sellers Representative.
B.CRC is an Affiliate of CEC.
C.Pursuant to Section 11.07 of the UPA, CEC desires to assign and transfer to CRC, and CRC desires to acquire and accept, all of CEC’s right, title and interest to purchase and acquire the Holdings Interests under the UPA (collectively, the “Assigned Rights”), on the terms and subject to the conditions of this Agreement.
D.As contemplated by Section 10 of Exhibit A to the UPA (the “Original Exhibit A”), the Parties desire to restructure CEC’s obligations under the Original Exhibit A, such that CRC shall be the primary obligor under Exhibit A and CEC will be released from its obligations as the primary obligor under Exhibit A and, in place of being the primary obligor, shall guarantee the obligations assigned to CRC pursuant to the Restructured Exhibit A (as defined below) on the terms set forth in the Restructured Exhibit A.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Assignment.
(a)Effective as of the Effective Date, CEC hereby assigns and transfers to CRC all right, title and interest in and to the Assigned Rights (but not the Retained UPA Obligations or the Non-Assigned Rights (each as defined below)), and CRC hereby acquires, assumes and accepts the Assigned Rights (but not the Retained UPA Obligations or the Non-Assigned Rights). For the avoidance of doubt, the Assigned Rights exclude all rights in, to, under or otherwise relating to the UPA and the Ancillary Agreements not expressly included within the definition of Assigned Rights including, without limitation, all rights under Article IX of the UPA and rights to any and all claims under the RWI Policy (the “Non-Assigned Rights”).
(b)Each of Holdings and Sellers Representative (on behalf of itself and each of the Sellers) hereby acknowledges having received notice of, and hereby consents to, the assignment set forth in Section 1(a).

2.	Restructured Deferred Purchase Price Payment.
(a)Effective as of the Effective Date, CEC, CRC, Holdings and Sellers Representative (on behalf of itself and each of the Sellers) hereby amend and restate Original Exhibit A in its entirety to be in the form attached hereto as Exhibit A (the “Restructured Exhibit A”), and acknowledge and agree that from and after the Effective Date all references in the UPA and in the Ancillary Agreements to “Exhibit A” shall be deemed to refer to the Restructured Exhibit A.
(b)Effective as of the Effective Date, each of CRC, Holdings and Sellers Representative (on behalf of itself and each of the Sellers) hereby irrevocably release CEC from any and all obligations as the primary obligor with respect to the payment of the Deferred Amount, together with any interest thereon and any fees payable under the Original Exhibit A and acknowledge and agree that CEC is not a primary obligor with respect to the Deferred Amount, together with any interest thereon and any fees payable under the Restructured Exhibit A and that CEC’s obligations with respect to payment of the Deferred Amount, together with any interest thereon and any fees payable under the Restructured Exhibit A are limited to the obligations set forth in Section 11 (Guaranty) of the Restructured Exhibit A. For the avoidance of doubt, and other than as specifically set forth in this Section 2(b) and the Restructured Exhibit A with respect to the payment of the Deferred Amount, none of CEC’s obligations under the UPA (the “Retained UPA Obligations”) shall be assigned to CRC under this Agreement, and all Retained UPA Obligations are, and continue to be, obligations of CEC on the terms set forth in the UPA.

3.	Representations and Warranties of CRC.
(a)CRC hereby represents and warrants to Sellers Representative and Holdings, in each case as of the Effective Date:
(i)CRC is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. CRC has all necessary company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by CRC of this Agreement and the Ancillary Agreements to which it is a party, the performance by CRC of its obligations hereunder and thereunder and the consummation by CRC of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the part of CRC. This Agreement has been (and when executed and delivered, the Ancillary Agreements to which it is a party will be) duly executed and delivered by CRC, and (assuming due authorization, execution and delivery by Holdings and each Seller and each other party hereto or thereto) this Agreement constitutes (and when executed and delivered, the Ancillary Agreements to which it is a party will constitute) a legal, valid and binding obligation of CRC, enforceable against CRC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(ii)The execution, delivery and performance by CRC of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the organizational documents of CRC; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to CRC; or (c) except as set forth in Section 5.02 of the Disclosure Schedules and assuming receipt of the filings, consents and approvals set forth on Section 3.04 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which CRC is a party, except, in the case of clause (c), where the failure to obtain such consents, notices or other action or such conflicts, violations, breaches, defaults, accelerations, or cancellations would not have a material adverse effect on CRC’s ability to consummate the transactions contemplated by this Agreement. Assuming receipt of the filings, consents, and approvals set forth in Section 3.04 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice or submission to, any Governmental Authority is required by or with respect to CRC in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, except for such filings as set forth in Section 5.02 of the Disclosure Schedules and such consents, approvals, Permits, Governmental Orders, declarations, filings, notices or submissions which would not have a material adverse effect on CRC’s ability to consummate the transactions contemplated hereby and thereby.
(iii)There are no Actions pending or, to CRC’s knowledge, threatened (whether in writing or orally) against or by CRC or any Affiliate of CRC that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
(iv)CRC is acquiring the Existing Units, the Warrants and the Member Notes solely for its own account for investment purposes and not with a present view to, or for offer or sale in connection with, any distribution thereof. CRC acknowledges that the Existing Units, the Warrants and the Member Notes are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Existing Units, the Warrants and the Member Notes may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. CRC is able to bear the economic risk of holding the Existing Units, the Warrants and the Member Notes for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
(v)CRC or its Affiliate has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it or its Affiliate has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. CRC acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, CRC has relied solely upon its or its Affiliate’s own investigation and the express representations and warranties of the Company and the Sellers set forth in Article III or Article IV of the UPA (including the related portions of the Disclosure Schedules); (b) none of the Company, any Seller, or any other Person has made any representation or warranty as to the Company, any Seller or the UPA, except as expressly set forth in Article III and Article IV of the UPA (including the related portions of the Disclosure Schedules) and any certificates, agreements or other documents required pursuant to the UPA to be delivered at the Closing; and (c) CRC is not relying upon any advice from any Seller and no Seller, nor any of their respective Affiliates, is acting as a financial advisor, agent, underwriter or broker to CRC or any of CRC’s Affiliates or otherwise on behalf of CRC or any of CRC’s Affiliates in connection with the transactions contemplated by the UPA and the agreements entered into in connection herewith.

4.	Miscellaneous.
(a)Entire Agreement. This Agreement, together with the UPA and the Restructured Exhibit A, constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein.
(b)Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
(ii)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN THE UPA SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(iii)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION (4)(b).
(c)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(d)Full Force and Effect. Except as expressly provided in Sections 1 and 2 above, all of the terms, covenants, agreements, conditions and other provisions of the UPA shall remain in full force and effect in accordance with their respective terms. The UPA, subject to Section 1 and 2 above, is hereby ratified and confirmed by all Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By: /s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

CAESARS RESORT COLLECTION, LLC

By: /s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

CENTAUR HOLDINGS, LLC

By: /s/ John S. Keeler
Name: John S. Keeler
Title: Vice President, General Counsel, and Secretary

Clairvest GP Manageco Inc.

By: /s/ Michael Wagman
Name: Michael Wagman
Title: President

By: /s/ Kenneth Rotman
Name: Kenneth Rotman
Title: Chief Executive Officer

[Signature Page to Assignment Agreement]

EXHIBIT A
Restructured Exhibit A to UPA
See Attached.

Exhibit A - Deferred Purchase Price Payment
1.Deferred Purchase Price. If the Closing occurs, Caesars Resort Collection, LLC, a Delaware limited liability company (“CRC”), agrees to pay to the Sellers Representative, on behalf of and for the benefit of the Sellers, the amount of Seventy-Five Million Dollars ($75,000,000.00) (the “Deferred Amount”), together with interest thereon, if any, calculated, to the extent due, in accordance with the provisions of this Exhibit A. All amounts owed or paid, as applicable, under this Exhibit A shall constitute and be treated as obligations in respect of, or payments of, as applicable, deferred Purchase Price under the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 7 below or, if not so defined therein, the meanings ascribed to such terms in the body of the Agreement.
2.Interest Rate and Accrual. No interest shall accrue on the outstanding amount of the Deferred Amount prior to the occurrence of any Event of Default. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default (subject to Section 3(e)(iv) below), interest shall accrue on the outstanding amount of the Deferred Amount that is due and payable hereunder at a rate of fifteen percent (15.00%) per annum during the continuance of such Event of Default until the earlier of (a) such Event of Default is no longer continuing, (b) such amount that is due and payable is paid in full or (c) such amount that is due and payable is otherwise set off in accordance with the terms set forth herein. Interest, if any, on the Deferred Amount shall be due and payable in cash on the date the outstanding amount of the Deferred Amount is paid.
3.Payment of Deferred Amount.
(a)Scheduled Payment. Until such time as the unpaid balance of the Deferred Amount is paid in full or otherwise set off in accordance with the terms set forth herein, the outstanding amount of the Deferred Amount, together with all accrued and unpaid interest thereon, if any, shall be payable in an installment of $25,000,000.00 on the date that is the second (2nd) anniversary of the Closing Date (the “First Payment Date”) and the balance on the date that is the third (3rd) anniversary of the Closing Date (the “Final Payment Date”), unless earlier payable in accordance with the automatic or declared acceleration of the payment of the Deferred Amount as set forth in Section 3(c) or Section 6 below.
(b)Optional Prepayments. CRC may, at any time and from time to time, without premium or penalty, prepay all or any portion of the outstanding amount of the Deferred Amount, together with, if any, any unpaid interest, which has accrued on the outstanding amount of the Deferred Amount.
(c)Mandatory Prepayments. CRC shall prepay, without premium or penalty, the outstanding amount of the Deferred Amount, together with, if any, all accrued and unpaid interest thereon, upon a Sale of the Company.
(d)Payments. All payments hereunder shall be made in lawful money of the United States of America at the bank or other financial institution in the United States of America designated by the Sellers Representative to CRC in writing. Each payment shall, when made, be credited first to interest, if any, then due, then to other expenses payable to Sellers Representative, including any collection costs in accordance with Section 9 of this Exhibit A, and the remainder to the outstanding Deferred Amount.
(e)Right of Setoff.
(i)On the terms and subject to the conditions of the Agreement and this Exhibit A, CRC shall be entitled to setoff any amounts owed to Buyer, to CRC or to any Buyer Indemnified Party by the Sellers or Sellers Representative pursuant to Section 2.06(b)(ii), 2.06(e) or Article IX of the Agreement against the outstanding amount of the Deferred Amount owed pursuant to this Exhibit A, regardless of whether the payments are payable to the Sellers Representative or a permitted assign of the Sellers Representative hereunder; provided, that, such rights shall be limited by the liability caps and other limitations (including Section 9.01) set forth in Article IX of the Agreement.
(ii)In the event that it is finally determined by the decision of a court of competent jurisdiction, or the relevant parties to the Agreement agree in writing, that Buyer, CRC or any of the Buyer Indemnified Parties is entitled to indemnification for Losses pursuant to Section 9.02 of the Agreement (such amount, as determined by a court of competent jurisdiction or by the agreement of the relevant parties to the Agreement, an “Indemnity Amount”), after taking into account any limitations set forth hereunder and in Article IX of the Agreement, an amount equal to such Indemnity Amount shall be setoff against the outstanding amount of the Deferred Amount, such Indemnity Amount shall be deducted from the outstanding amount of the Deferred Amount under this Exhibit A in accordance with the provisions of this Section 3(e), and shall no longer be payable to the Sellers Representative hereunder. For the avoidance of doubt, the parties hereto agree and acknowledge that (I) an Indemnity Amount shall not be deemed “owed to Buyer, to CRC or to any Buyer Indemnified Party” for the purposes of clause 3(e)(i) above unless and until (x) such Indemnity Amount is finally determined by the decision of a court of competent jurisdiction, or (y) such Indemnity Amount has been agreed in writing between the relevant parties to the Agreement, and (II) therefore, the rights of setoff under this clause 3(e) shall not be effective unless and until such event occurs.

(iii)Notwithstanding anything to the contrary contained this Exhibit A or the Agreement:
(1)subject to the liability caps and other limitations (including Section 9.01) set forth in Article IX of the Agreement, any claim for setoff pursuant to the Agreement and this Exhibit A asserted in writing by CRC in good faith to the Sellers Representative on or prior to the First Payment Date or the Final Payment Date, as applicable (as may be accelerated as provided in this Exhibit A) and which remains unresolved at the First Payment Date and/or Final Payment Date, as applicable (collectively, “Unresolved Claims”), shall survive and remain outstanding until finally resolved in accordance with this Exhibit A and the Agreement;
(2)the amount of each Unresolved Claim, as reasonably estimated by CRC and claimed, in good faith, in accordance with the Agreement, shall be withheld by CRC from payment of the Deferred Amount due to be paid on the First Payment Date and/or Final Payment Date, as applicable, as may be accelerated as provided in this Exhibit A (such amount the “Unresolved Claims Amount”) and shall not be payable to the Sellers Representative unless and except to the extent (x) that the Unresolved Claim Amount is finally determined by the decision of a court of competent jurisdiction to be owed to the Sellers Representative, or (y) that the Unresolved Claim Amount has been agreed in writing between the relevant parties to the Agreement to be owed to the Sellers Representative; and
(3)if any Unresolved Claim Amount is finally determined by the decision of a court of competent jurisdiction or by the written agreement between the relevant parties to the Agreement to be owed to Buyer, CRC or a Buyer Indemnified Party, the Unresolved Claim Amount shall not be payable to the Sellers Representative hereunder.
(iv)For the avoidance of doubt, no interest shall accrue on any Unresolved Claim Amount; provided, however, that if any Unresolved Claim Amount is finally determined to be owed to the Sellers Representative as provided in clause (e)(iii)(2) (such amount owed to the Sellers Representative being the “Resolved Claim Amount”) then, for any period of time from and after the First Payment Date or Final Payment Date, as applicable (as may be accelerated as provided in this Exhibit A), on which such Resolved Claim Amount would have been due and payable but for it being the subject of an Unresolved Claim, the outstanding unpaid amount of the Resolved Claim Amount shall accrue (or be deemed to have accrued) interest at the rate of five percent (5.00%) per annum until all such amounts are actually paid, in full, in cash, to the Sellers Representative; provided, further, that if a court of competent jurisdiction determines in a final decision that CRC asserted such Unresolved Claim in bad faith, then the outstanding unpaid amount of such Resolved Claim Amount shall accrue (or be deemed to have accrued) interest at the rate set forth in Section 2 until all such amounts are actually paid, in full, in cash, to the Sellers Representative.
4.Representations, Warranties and Covenants of CEC.
(a)As of the Effective Date, Caesars Entertainment Corporation, a Delaware corporation (“CEC”), hereby represents and warrants to the Sellers Representative that it is not a party to any agreement that prohibits the payment of any amount payable under this Exhibit A, including the guaranty in Section 11 below (the “Guaranty”).
(b)From and after the Effective Date, until the obligations under this Exhibit A have been satisfied in full, CEC shall not enter into any agreement that would prohibit the payment of any amount payable under this Exhibit A, including the Guaranty.
For purposes of this Exhibit A (including, without limitation, this Section 4, Section 5 and Section 6), any agreement that contains limitations, restrictions, or prohibitions on payments, including by making such payments subject to compliance with dollar, ratio-based or other baskets and other customary conditions, shall not be deemed to prohibit the payment of any amount payable under this Exhibit A or the Guaranty, unless and until the payment, as may be accelerated as provided in this Exhibit A, of any amount payable under this Exhibit A or the Guaranty would cause an Event of Default (as defined therein, or any comparable event thereunder) to occur under such agreement after taking into account all dollar, ratio-based and other baskets in such agreement.
5.Representations, Warranties and Covenants of CRC.
(a)As of the Effective Date, CRC hereby represents and warrants to the Sellers Representative that:
CRC is not a party to any agreement that prohibits the payment of any amount payable under this Exhibit A.
(b)From and after the Effective Date until the obligations under this Exhibit A have been satisfied in full, CRC shall not enter into any agreement that would prohibit the payment of any amount payable under this Exhibit A.
6.Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:
(a)CRC fails to pay any amount due under this Exhibit A when and as the same shall be due and payable.

(b)Any representation or warranty made by CEC in Section 4(a) or CRC in Section 5(a) of this Exhibit A to the Sellers Representative shall be incorrect on the date as of which such representation or warranty was made.
(c)CRC or CEC shall fail to observe or perform any covenant or agreement contained in Section 4(b) or 5(b) of this Exhibit A or permit to exist any agreement that would prohibit the payment of any amount payable under this Exhibit A, including, the Guaranty, and such failure shall continue for sixty (60) days after written notice to CRC by the Sellers Representative (other than the failure to pay any amount due under this Exhibit A which is the subject to Section 6(a) above).
(d)(i) CRC or CEC shall commence any case, proceeding or other action (A) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or CRC or CEC shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against CRC or CEC any case, proceeding or other action of a nature referred to in clause (d)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days; (iii) there shall be commenced against CRC or CEC any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof; (iv) CRC or CEC shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (d)(i), (ii) or (iii); or (v) CRC or CEC shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.
(e)There shall occur any Event of Default (as defined therein, or any comparable event thereunder) under any of the Indebtedness of CRC or CEC that results in the acceleration of the payment of such Indebtedness, except where such Event of Default and acceleration would not have a material adverse effect on the ability of CRC or CEC under the Guaranty, to pay the Deferred Amount in accordance with the provisions of this Exhibit A.
Except as otherwise provided in Section 3(e) above, upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Sellers Representative may at its option, by written notice to CRC (a) declare the outstanding amount of the Deferred Amount, together with any unpaid interest, which has accrued on the outstanding amount of the Deferred Amount, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 6(d) shall occur with respect to CRC, the outstanding amount of the Deferred Amount, together with any unpaid interest, which has accrued on the outstanding amount of the Deferred Amount shall become immediately due and payable without any notice, declaration or other act on the part of the Sellers Representative.
7.Definitions.
“Assignment Agreement” means that certain Assignment Agreement by CEC, as assignor, and CRC, as assignee, with respect to the assignment of rights under the Agreement to which this Exhibit A is attached.
“Effective Date” shall have the meaning set forth in the Assignment Agreement.
“Sale of the Company” means any transaction or series of related transactions pursuant to which a Person after the Effective Date directly or indirectly acquires (i) capital stock of the CRC or CEC possessing the voting power to elect a majority of the board of directors of the CRC or CEC (whether by merger, consolidation, reorganization, combination, transfer of such entity’s capital stock (as applicable), stockholders or voting agreement, proxy, power of attorney or otherwise); (ii) all or substantially all of the CRC’s or CEC’s assets determined on a consolidated basis; or (iii) all or substantially all of the assets of the Company as of the date of the Agreement; provided that in each case a transaction involving only the CRC, CEC and/or one or more other Affiliates of CEC shall not be considered a Sale of the Company.
8.Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.
9.Expenses. The Sellers Representative and CRC hereby acknowledge and agree that all reasonable costs and expenses incurred in connection with the collection or enforcement of the Deferred Amount in accordance with the provisions of this Exhibit A (excluding costs and expenses related to any claim for indemnification under Article IX of the Agreement, which costs and expenses shall be borne by the party or parties as provided in Article IX), including, filing fees, and reasonable and documented attorneys’ fees, shall be paid by the non-prevailing party to the prevailing party upon a final non-appealable decision of a court of competent jurisdiction.
10.Maximum Interest. Notwithstanding any provision of this Exhibit A or any other agreement between CRC and the Sellers Representative to the contrary, nothing herein shall require CRC to pay, or the Sellers Representative to accept, interest in an amount which subjects the Sellers Representative to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law. Should the Sellers Representative receive any payment which is or would be in excess of that permitted to be charged under applicable law, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the then outstanding balance of the Deferred Amount.
11.Guaranty. By its execution of the Assignment Agreement, effective as of the Effective Date, CEC hereby absolutely, fully, irrevocably and unconditionally guarantees: (a) the due and punctual payment in full (and not merely the collectibility) of the Deferred Amount, and all accrued interest thereon, if any, in each case when due and payable, according to the terms of this Exhibit A, whether on the First Payment Date or Final Payment Date, as applicable, by reason of acceleration, default or otherwise; (b) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or under the terms of, this Exhibit A, whether on the First Payment Date or Final Payment Date, as applicable, by reason of acceleration, default or otherwise; and (c) the due and punctual payment (and not merely the collectibility), performance and observance of all the other obligations, terms, covenants and conditions contained in this Exhibit A (all the foregoing are collectively hereinafter called the “Obligations”). To the extent permitted by applicable law, CEC hereby expressly waives all presentments, demands for payment or performance, diligence, all demands and notices of any type, including notice of acceptance of this Guaranty, of protest, of dishonor, of reliance hereon, and of any default under or failure to honor the Obligations, or protests of nonpayment. To the extent permitted by applicable law, CEC hereby acknowledges that its Obligations hereunder shall not be released or discharged by the insolvency, bankruptcy, liquidation, termination, or dissolution of CRC. CEC represents and warrants that it has received or will receive direct or indirect benefit from the making of this Guaranty.